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                                    EXHIBIT C

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of AgriBioTech, Inc. dated as of April 7, 1998 is, and any amendments thereto (including any amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.


Dated: April 7, 1998                 SOROS FUND MANAGEMENT LLC


                                     By:/s/Michael C. Neus
                                        ---------------------------
                                        Michael C. Neus
                                        Assistant General Counsel


Dated: April 7, 1998                 GEORGE SOROS


                                     By:/s/Michael C. Neus
                                        ---------------------------
                                        Michael C. Neus
                                        Attorney-in-Fact


Dated: April 7, 1998                 STANLEY F. DRUCKENMILLER


                                     By:/s/Michael C. Neus
                                        ---------------------------
                                        Michael C. Neus
                                        Attorney-in-Fact